Exhibit 99.1

ATG Announces Fourth-Quarter and Year-End 2004 Financial Results - Revenue Growth, Achievement of Cost Synergies and Strong Cash Position Highlight Successful Quarter

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Feb. 1, 2005--ATG (Art Technology Group, Inc., NASDAQ: ARTG) today announced its financial results for the fourth quarter and year ended December 31, 2004. Total revenues for the fourth quarter of 2004 were $20.6 million, a 31 percent increase from total revenues for the fourth quarter of 2003 of $15.8 million, and an 18 percent sequential increase from total revenues for the third quarter of 2004 of $17.5 million. ATG's financial results for the fourth quarter of 2004 reflect two months of operations of Primus Knowledge Solutions, Inc. (Primus) and include the costs associated with the acquisition.
    Net loss for the fourth quarter of 2004, in accordance with accounting principles generally accepted in the United States (GAAP), was $3.6 million, or $(0.04) per diluted share. For the fourth quarter of 2003, ATG reported GAAP net income of $4.1 million, or $0.05 per diluted share, and for the third quarter of 2004, ATG reported GAAP net income of $51,000, or $0.00 per share.
    During the fourth quarter of 2004 ATG recorded a net restructuring charge of $3.6 million, primarily attributable to costs associated with facilities consolidation and employee severance. ATG also recorded a charge of $1.0 million for the amortization of intangible assets associated with the Primus acquisition.
    Excluding the restructuring charges and the amortization of intangible assets, ATG posted net income (non-GAAP) of $1.0 million, or $0.01 per diluted share, for the fourth quarter of 2004. This compares with a non-GAAP net loss for the fourth quarter of 2003 of $1.0 million, or $(0.01) per share, which excludes a $5.0 million restructuring benefit. This also compares with ATG's net income for the third quarter of 2004 (GAAP and non-GAAP) of $51,000, or $0.00 per share, making the fourth quarter of 2004 the second consecutive quarter that ATG has achieved profitability on a non-GAAP basis.
    "The fourth quarter marked a significant milestone for ATG," said Bob Burke, ATG's president and chief executive officer. "We acquired Primus, completed our initial integration efforts, and grew revenues while achieving profitability on a non-GAAP basis. During the fourth quarter, we closed business with 11 new customers, including American Eagle Outfitters, PepsiCo and Shell Research. We are pleased with ATG's execution during the fourth quarter and the level of demand we are seeing for our commerce and service solutions."


    FOURTH-QUARTER AND FULL-YEAR FINANCIAL HIGHLIGHTS
    -------------------------------------------------

(In millions, except per share data  Three Months     Twelve Months
 and percentages)                        Ended             Ended
                                   -----------------------------------
                                   Dec. 31, Dec. 31, Dec. 31, Dec. 31,
                                     2004     2003     2004     2003
                                   -----------------------------------
Total revenues                       $20.6    $15.8    $69.2    $72.5
License revenue                        7.6      5.2     23.4     27.2
Percent of total revenues               37%      33%      34%      37%
Services revenue                      13.0     10.6     45.8     45.3
Percent of total revenues               63%      67%      66%      63%
Net income/(loss) (GAAP)              (3.6)     4.1     (9.5)     4.2
                                   ======== ======== ======== ========
Net income/(loss) per diluted share
 (GAAP)                             $(0.04)   $0.05   $(0.12)   $0.06
                                   ======== ======== ======== ========
  Amortization of intangible assets    1.0       --      1.0       --
  Net restructuring
   expense/(benefit)                   3.6     (5.0)     3.6    (10.5)
Net income/(loss) (non-GAAP)(a)        1.0     (1.0)    (4.9)    (6.3)
                                   ======== ======== ======== ========
Net income/(loss) per share (non-
 GAAP)(a)                            $0.01   $(0.01)  $(0.06)  $(0.09)
                                   ======== ======== ======== ========
Basic weighted average shares
 outstanding                        96,548   72,684   79,252   71,798
Diluted weighted average shares
 outstanding                        97,716   74,879   79,252   73,768
Cash, cash equivalents and
 marketable securities               $30.5    $41.6    $30.5    $41.6
----------------------------------------------------------------------

(a) For further details surrounding non-GAAP financial information, please refer to the Financial Presentation section


    Ed Terino, ATG's chief financial officer, stated, "With our integration plans and headcount reductions ahead of schedule and our closure of excess facilities now complete, we generated significant cost synergies during the quarter. We are well on our way to achieving our previously stated goal of $85 million to $86 million in spending for 2005, excluding the amortization of intangible assets and restructuring charges."


    FOURTH-QUARTER HIGHLIGHTS

    -- ATG generated business from new customers such as American Eagle Outfitters, GE India, PepsiCo, Points.com, Shell Research, Stamps.com and Wanadoo and won repeat business from organizations such as The American Heart Association, Media News Group, Microsoft, Newell Rubbermaid, Philips, Premier Farnell, RCN, Walgreens and Yahoo!.

    -- The company closed its acquisition of Primus, an award-winning customer service software provider, and completed the initial integration phase. By combining ATG's industry-leading software for online commerce and marketing with Primus' award-winning customer service software solutions, ATG has created one of the industry's largest online commerce and service software companies. ATG is now providing customers with a complete consumer-facing platform that works seamlessly through Web, email, call centers and other channels.

    -- The company introduced ATG Adaptive Customer Outreach, the first e-marketing product designed specifically to leverage the rich understanding of a company's customers gained through their Web interactions, preferences and behaviors. ATG's new-generation application uses this customer insight to create more relevant, compelling, and personalized e-marketing and proactive customer service campaigns.

    -- ATG announced that its customers Best Buy and Neiman Marcus won 2005 Fusion Awards from Retail Info Systems News (RIS) magazine. The first annual awards recognized retail companies for excellence in combining business strategy with IT implementation.

        -- Best Buy won an award for its Enterprise IT Strategy. RIS magazine stated that winners in this category "have established a vision focused on strategic differentiation, phased and prioritized by return on investment and an ideal end-state infrastructure."

        -- Neiman Marcus was recognized with an award for Customer Experience. According to RIS magazine, "The winners in the Customer Experience category recognize that while technology enhances and furthers a memorable shopping experience, they also know the process requires a heavy dose of high-quality, one-to-one interaction."

    FINANCIAL GUIDANCE AND BUSINESS OUTLOOK

    ATG reaffirmed its previous financial guidance for the full year 2005. The company expects to grow revenue by 30 percent to 45 percent over 2004 to a range of $90 million to $100 million. Total cost of revenues and total operating expenses, excluding the amortization of intangible assets and restructuring charges, for the year ending December 31, 2005 are expected to be in the range of $85 million to $86 million. The company continues to anticipate that it will be profitable and cash flow positive for the full year 2005.
    "We enter 2005 with strong momentum and a large market opportunity," said Burke. "We are well ahead of our initial integration plans and have a strong pipeline of business, including a significant number of cross-selling opportunities within our combined customer base. We are excited about the opportunities for the company and look forward to capitalizing on the increased demand for our application solutions in 2005."

    CONFERENCE CALL REMINDER

    ATG management will discuss the company's fourth-quarter and year-end 2004 financial results, recent highlights and business outlook for 2005 on its quarterly conference call for investors at 5:30 p.m. EST today, February 1, 2005. The conference call will be broadcast live over the Internet. Investors interested in listening to the Webcast should log onto the "Investors" section of the ATG Website, located at www.atg.com, at least 15 minutes before the event's broadcast.

    FINANCIAL PRESENTATION

    The company is providing non-GAAP financial measures as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. Net income/(loss) (non-GAAP) and net income/(loss) per share (non-GAAP), as we present them in the financial data included in this press release, exclude the net effects of restructuring actions and the amortization of intangible assets. During the fourth quarter of 2004, amortization of intangible assets included a $441,000 charge to cost of revenues - product license, a $560,000 charge to sales and marketing expenses and a $22,000 charge to general and administrative expenses. Management believes that these non-GAAP financial measures better reflect its operating performance as these non-GAAP figures exclude the effects of non-cash or non-recurring charges. Further, management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods. The company uses the presented non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
    Please note that certain amounts reported in previous periods have been reclassified to conform to the current period presentation. Such reclassifications were not material.

    ABOUT ATG

    ATG (Art Technology Group, Inc., NASDAQ: ARTG) delivers innovative software to help high-end consumer-facing companies create a richer, more adaptive interactive experience for their customers and partners online, via email and messaging, and through contact centers. ATG has delivered category-leading commerce, marketing and customer service solutions to hundreds of the world's best-known brands including A&E Networks, Airbus, American Airlines, American Eagle Outfitters, AT&T Wireless, Best Buy, Boeing, France Telecom, Friends Provident, GE, Hewlett-Packard, HSBC, InterContinental Hotels Group, Kingfisher, Merrill Lynch, Neiman Marcus, Philips, Procter & Gamble, SBC, Target, T-Mobile, US Army, US Federal Aviation Administration, Warner Music, Washington Mutual, Wells Fargo and Yahoo!. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe. For more information about ATG, please visit www.atg.com.

    (C) 2005 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

    The statements in paragraphs 5 and 6, bullet point 2 of the section labeled "Fourth-Quarter Highlights" and the statements in paragraphs 1 and 2 of the section labeled "Financial Guidance and Business Outlook" include forward-looking statements. When and if future product releases will be made available remains at the sole discretion of ATG, and any references to customer service applications, enhancements to existing commerce offerings or future products should be considered forward-looking statements. These statements involve known and unknown risks and uncertainties that may cause ATG's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include that ATG may not be successful in integrating Primus' business with its own; that depreciation, amortization and potential impairment charges associated with the acquisition could adversely affect the combined company's results of operations; that ATG's and Primus' partners, customers or investors may react unfavorably to the combination; the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG's software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG's revenues or other operating results; customization and deployment delays or errors associated with ATG's products; the result of longer sales cycles for ATG's products and ATG's ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG's products; ATG's need to maintain, enhance and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG's ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG's filings with the Securities and Exchange Commission (SEC), including the company's most recent quarterly report filed with the SEC for the period ended September 30, 2004. These filings are available free of charge on a Web site maintained by the SEC at http://www.sec.gov.


                      Art Technology Group, Inc.
            Condensed Consolidated Statements of Operations
                 (In thousands, except per share data)
                              (Unaudited)

                           Three Months Ended     Twelve Months Ended
                           Dec. 31,  Dec. 31,     Dec. 31,   Dec. 31,
                             2004      2003         2004       2003
                          ---------- ---------   ---------- ----------
Revenues:
  Product license            $7,551    $5,188      $23,345    $27,159
  Services                   13,045    10,564       45,874     45,333
                          ---------- ---------   ---------- ----------
  Total Revenues             20,596    15,752       69,219     72,492

Cost of Revenues:
  Product license             1,029       457        2,206      2,118
  Services and hosting        5,053     4,348       19,879     19,808
                          ---------- ---------   ---------- ----------
  Total Cost of Revenues      6,082     4,805       22,085     21,926

Gross Profit                 14,514    10,947       47,134     50,566
                          ---------- ---------   ---------- ----------
  Gross profit  %                70%       69%          68%        70%

Operating Expenses:
  Research & development      4,253     3,900       16,209     17,928
  Sales & marketing           8,406     6,725       29,602     31,174
  General & administrative    2,127     2,187        7,742      9,538
  Restructuring
   expense/(benefit)          3,570    (5,034)       3,570    (10,476)
                          ---------- ---------   ---------- ----------
  Total Operating Expenses   18,356     7,778       57,123     48,164

Income/(loss) from
 Operations                  (3,842)    3,169       (9,989)     2,402

Interest and Other Income,
 net                            203       653          395      1,521
                          ---------- ---------   ---------- ----------

Income/(loss) before
 provision for income
 taxes                       (3,639)    3,822       (9,594)     3,923
Benefit from income taxes        78       255           50        255
                          ---------- ---------   ---------- ----------

Net income/(loss)           $(3,561)   $4,077      $(9,544)    $4,178
                          ========== =========   ========== ==========

Basic net income/(loss)
 per share                   $(0.04)    $0.06       $(0.12)     $0.06
                          ========== =========   ========== ==========

Diluted net income/(loss)
 per share                   $(0.04)    $0.05       $(0.12)     $0.06
                          ========== =========   ========== ==========

Basic weighted average
 common shares outstanding   96,548    72,684       79,252     71,798
                          ========== =========   ========== ==========

Diluted weighted average
 common shares outstanding   96,548    74,879       79,252     73,768
                          ========== =========   ========== ==========


                      Art Technology Group, Inc.
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                              (Unaudited)

                                          December 31, December 31,
                                                 2004         2003
                                         ------------ ------------
                Assets
 Current assets:
 Cash, cash equivalents and marketable
  securities                                 $26,507      $41,584

 Accounts receivable, net                     24,430       15,364
 Prepaid expenses and other current
  assets                                       1,694        1,949
                                         ------------ ------------
   Total current assets                       52,631       58,897

 Property and equipment, net                   3,120        3,751
   Long-term marketable securities             4,001            -
   Intangible assets                           7,177            -
   Other assets                                3,416        4,712
 Goodwill                                     27,458            -
                                         ------------ ------------
   Total assets                              $97,803      $67,360
                                         ============ ============

 Liabilities and Stockholders' Equity
 Current liabilities:
 Accounts payable                             $5,186       $1,146
 Accrued expenses                             13,156       12,363
 Deferred revenue                             25,355       14,915
 Accrued restructuring short-term              6,095        9,427
 Other current liabilities                       651            -
                                         ------------ ------------
   Total current liabilities                  50,443       37,851

 Accrued restructuring long-term               5,063        8,572
 Long-term lease payable                         112            -
                                         ------------ ------------
   Total long-term liabilities                 5,175        8,572

   Stockholders' equity                       42,185       20,937
                                         ------------ ------------
   Total liabilities and stockholders'
    equity                                   $97,803      $67,360
                                         ============ ============

    CONTACT: ATG
             Ed Terino
             617/386-1005
             eterino@atg.com
             or
             Jason Fredette
             617/542-5300
             jfredette@investorrelations.com